Exhibit 99.1

NEWS RELEASE

INVESTOR CONTACT: John Burke, Chief Financial Officer (609) 449-5534	MEDIA CONTACT: Tom Hickey (609) 705-0275

TRUMP ENTERTAINMENT RESORTS REPORTS

THIRD QUARTER 2008 RESULTS

•	The Chairman Tower at Trump Taj Mahal open
•	The Trump Marina transaction amended
•	Weak economy continues to impact results

ATLANTIC CITY, NJ – November 7, 2008 – Trump Entertainment Resorts, Inc. (NASDAQ: TRMP) (the “Company”) today reported its results for the three months ended September 30, 2008 and other related news.

In making the announcement, Mark Juliano, Chief Executive Officer of the Company, said, “The negative effects of the slow down in the US economy, especially consumer spending, had a significant adverse impact on our results during the quarter. The continued competitive environment, predominantly from Pennsylvania, and the ongoing effects of the smoking ban continue to take their toll. The quarter also marked the debut of The Chairman Tower at Trump Taj Mahal, which has received overwhelming positive reviews from our customers.

Mr. Juliano continued, “We have been successful at keeping our customer volumes relatively stable during the past several months in the face of new competition and economic uncertainty, and we have done so while managing our marketing and labor costs. Nonetheless, as has been the case in a variety of industries dependent on discretionary consumer spending, our average spend per patron has fallen significantly during the fluctuations of the financial market and gas prices. As we navigate through these more difficult times, though, we are focused on preserving capital to fund necessary operating and other expenditures. Controlling both marketing and other operating costs is paramount. We will continue to review expenditures to weather this downturn. In connection with this effort, our 21 highest compensated employees have agreed to a voluntary 5% salary reduction effective December 1st.”

CONSOLIDATED RESULTS

The results of Trump Marina have been classified as discontinued operations throughout this discussion. The following table outlines the financial results (dollars in millions, except per share data – unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net revenues	$198.3	$ 216.6	$ 553.5	$ 583.3
(Loss) income from operations	(102.2)	34.4	(84.9)	59.2
Adjusted EBITDA (1)	41.7	47.8	86.5	96.5
(Loss) income from continuing operations	(110.8)	2.1	(145.3)	(25.6)
(Loss) income from discontinued operations	(28.3)	4.5	(42.3)	10.6
Net (loss) income	(139.1)	6.6	(187.6)	(15.0)

Basic and diluted share data:
Continuing operations	$ (3.49)	$0.07	$ (4.59)	$ (0.82)
Discontinued operations	(0.90)	0.14	(1.34)	0.34
Basic and diluted net (loss) income per share	$ (4.39)	$0.21	$ (5.93)	$ (0.48)

(1)

Adjusted EBITDA presented in this table is (loss) income from operations excluding depreciation and amortization and goodwill and other intangible asset impairment charges. EBITDA and Adjusted EBITDA are not Generally Accepted Accounting Principles (“GAAP”) measurements, but are commonly used in the gaming industry as measures of performance and as a basis for the valuation of gaming companies. Refer to the selected financial information within and accompanying this press release for a reconciliation of (loss) income from operations to Adjusted EBITDA.

The $102.2 million loss from operations for the three months ended September 30, 2008 includes a $129.8 million non-cash charge recorded in connection with interim goodwill and other intangible asset impairment testing performed in accordance with Statement of Financial Accounting Standards No. 142. The weakened economy and regional competition contributed to the impairment of goodwill and trademarks.

In addition, the Company recorded in its discontinued operations an estimated loss on disposal totaling $45.0 million related to long-lived assets of Trump Marina to reflect the fair market value of the property based on the pending sale price of $270 million.

Excluding non-cash intangible asset impairment charges, the majority of the Company’s loss from continuing operations was attributable to a decrease in net revenues. Net revenuesfor the quarter ended September 30, 2008decreased $18.3 million, or 8.5%, due to a $23.3 million, or 10.4% decrease in gaming revenue from third quarter 2007 levels, partially offset by a $7.0 million, or 11% decrease in promotional allowances. Before consideration of the non-cash intangible asset impairment charges, income from continuing operations for the quarter ended September 30, 2008 decreased $6.8 million to $27.6 million. Adjusted EBITDA decreased $6.1 million to $41.7 million from third quarter 2007 levels.

The 782-room Chairman Tower at Trump Taj Mahal debuted on schedule during Labor Day weekend, and remains on the projected $255 million budget. As of the end of October, approximately 450 of the 782 hotel rooms were completed, with the remainder planned for completion by the conclusion of 2008. Additionally, the renowned New York Italian restaurant Il Mulino opened adjacent to the casino floor in September.

The sale of Trump Marina to Coastal Development, LLC remains on track following the Company’s announcement on October 28, 2008 that the parties had entered into an amendment to the Asset Purchase Agreement. Per the amendment, the October 28, 2008 deadline for financing commitment letters to be provided to the Company was waived, a definitive purchase price of $270 million was established with no provision for a decrease based on performance and Coastal Development, LLC has until May 28, 2009 to complete the transaction. The deposit made towards the purchase price was increased to $17 million, of which $15 million became immediately available to the Company.

The Company also announced that John P. Burke has been named Chief Financial Officer, effective immediately. Mr. Burke, 61, joined the Company in 1990 and has served as Interim Chief Financial Officer since December 2007. He has previously served as Executive Vice President and Treasurer of the Company and certain of its subsidiaries.

Corporate & Other Expenses

Corporate expenses for the quarter, excluding a goodwill impairment charge of $46.1 million, decreased $1.1 million to $5.1 million principally due to decreases in legal fees, stock-based compensation expense and payroll and related costs. Stock based compensation expense during the quarter decreased $ 0.2 million to $0.7 million.

Capital Structure

The Company reported that as of September 30, 2008 it had cash and cash equivalents of $88.8 million. Its cash and cash equivalents do not include $6.3 million in cash included in Trump Marina’s assets held for sale and $2.8 million in restricted cash representing amounts used to secure outstanding letters of credit.

The Company’s total debt increased by $76.4 million since December 31, 2007 to $1,720.2 million at September 30, 2008. The remaining $25.0 million available under the Beal Bank Credit Agreement will be drawn down during the fourth quarter. Capital expenditures for the nine months ended September 30, 2008 were approximately $153.0 million, consisting of $26.0 million maintenance capital, $13.0 million renovation capital and $114.0 million for the Chairman Tower at Trump Taj Mahal. Capital expenditures related to the Chairman Tower since the inception of construction total approximately $220 million Capitalized interest during the nine months ended September 30, 2008 and 2007 was $7.2 million and $2.6 million, respectively.

Conference Call Information

The Company will conduct a conference call at 11:00 a.m. Eastern Time (ET) on November 7, 2008, during which management will discuss the results and other matters addressed in the earnings release, which will be available live on the investor relations page of Company’s website, www.trumpcasinos.com. Members of the financial community and interested investors who wish to participate in the conference call may do so via telephone by calling toll free (866) 770-7120 or, for callers outside the United States, (617) 213-8065, not earlier than 15 minutes before the call is scheduled to begin. The passcode for the call is 79129875.

A replay of the conference call will be available on the Company's website, as well as via telephone from 1:00 p.m. ET on November 7, 2008 until midnight ET on November 21, 2008. The replay number is toll free (888) 286-8010 or, for callers outside the United States and Canada, (617) 801-6888. The replay passcode is 71645318.

About Trump Entertainment Resorts, Inc.

Trump Entertainment Resorts, Inc. owns and operates three casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company’s non-executive Chairman and largest stockholder, conducts gaming activities and is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could,” “optimistic,” “can” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.

The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release, including with respect to the sale of Trump Marina will be realized. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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TRUMP ENTERTAINMENT RESORTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenues:
Gaming	$ 201,365	$ 224,680	$ 564,278	$ 601,022
Rooms	19,592	18,449	51,907	49,161
Food and beverage	24,698	26,111	68,058	67,242
Other	9,652	11,352	25,566	23,398
	255,307	280,592	709,809	740,823
Less promotional allowances	(57,004)	(64,038)	(156,268)	(157,491)
Net revenues	198,303	216,554	553,541	583,332

Costs and expenses:
Gaming	86,804	93,514	254,889	265,952
Rooms	4,172	3,979	11,057	10,110
Food and beverage	12,065	11,075	31,697	30,851
General and administrative	48,735	54,185	152,168	156,221
Corporate and other	4,205	5,417	15,281	21,891
Corporate-related party	641	612	1,946	1,827
Goodwill and other intangible asset impairment charges	129,773	-	129,773	-
Depreciation and amortization	14,069	13,397	41,585	37,300
	300,464	182,179	638,396	524,152
(Loss) income from operations	(102,161)	34,375	(84,855)	59,180

Non-operating income (expense):
Interest income	704	2,057	3,425	4,905
Interest expense	(32,066)	(33,711)	(97,264)	(97,384)
	(31,362)	(31,654)	(93,839)	(92,479)
(Loss) income before income taxes, minority interests
and discontinued operations	(133,523)	2,721	(178,694))	(33,299)
Income tax benefit (provision)	2,295	-	2,295	(200)
Minority interest	20,437	(637)	31,055	7,879
(Loss) income from continuing operations	(110,791)	2,084	(145,344)	(25,620)
(Loss) income from discontinued operations:
Trump Marina	(38,782)	5,937	(63,884)	13,933
Income tax benefit	-	-	6,221	-
Minority interest	9,114	(1,395)	14,079	(3,274)
Trump Marina, net of income taxes and minority interest	(29,668)	4,542	(43,584)	10,659

Trump Indiana, net of income taxes and minority interest	1,316	-	1,316	-
(Loss) income from discontinued operations	(28,352)	4,542	(42,268)	10,659
Net (loss) income	$(139,143)	$ 6,626	$ (187,612)	$ (14,961)

Basic and diluted net (loss) income per share:
Continuing operations	$ (3.49)	$ 0.07	$ (4.59)	$ (0.82)
Discontinued operations	(0.90)	0.14	(1.34)	0.34
Basic and diluted net (loss) income per share	$ (4.39)	$ 0.21	$ (5.93)	$ (0.48)

Weighted average shares outstanding:
Basic	31,720,954	31,099,905	31,659,942	31,084,501
Diluted	31,720,954	40,477,389	31,659,942	31,084,501

TRUMP ENTERTAINMENT RESORTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share and per share data)

	September 30, 2008	December 31, 2007
	(unaudited)
Current assets:
Cash and cash equivalents	$88,761	$ 104,883
Accounts receivable, net	51,228	45,053
Accounts receivable, other	5,549	6,366
Property taxes receivable	3,935	-
Inventories	12,312	11,235
Deferred income taxes	13,092	7,421
Prepaid expenses and other current assets	19,085	13,382
Assets held for sale	235,268	295,035
Total current assets	429,230	483,375

Net property and equipment	1,473,278	1,356,981

Other assets:
Restricted cash	2,807	52,702
Goodwill	-	145,216
Trademarks	65,183	91,357
Intangible assets, net	3,660	4,415
Deferred financing costs, net	15,608	17,725
Property taxes receivable	15,565	18,782
Other assets, net	70,949	60,396
Total other assets	173,772	390,593
Total assets	$ 2,076,280	$ 2,230,949

Current liabilities:
Accounts payable	$58,462	$59,741
Accrued payroll and related expenses	22,082	22,668
Income taxes payable	8,248	8,195
Partnership distribution payable	340	250
Accrued interest payable	43,806	18,102
Self-insurance reserves	17,415	12,754
Other current liabilities	36,538	37,199
Current maturities of long-term debt	4,939	5,481
Liabilities related to assets held for sale	4,377	4,994
Total current liabilities	196,207	169,384

Long-term debt, net of current maturities	1,715,247	1,638,293
Deferred income taxes	70,641	100,159
Other long-term liabilities	27,681	31,853
Minority interest	21,623	64,892

Stockholders' equity:
Preferred stock, $1 par value; 1,000,000 shares authorized, no shares
issued and outstanding	-	-
Common stock, $.001 par value; 75,000,000 shares authorized,
31,720,876 and 31,071,021 shares issued and outstanding at
September 30, 2008 and December 31, 2007, respectively	32	31
Class B Common stock, $0.001 par value; 1,000 shares
authorized, 900 shares issued and outstanding	-	-
Additional paid-in capital	466,177	460,053
Accumulated deficit	(421,328)	(233,716)
Total stockholders' equity	44,881	226,368
Total liabilities and stockholders' equity	$ 2,076,280	$ 2,230,949

TRUMP ENTERTAINMENT RESORTS, INC.
SELECTED FINANCIAL INFORMATION
SUMMARY OPERATING DATA
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Gaming revenues
Trump Taj Mahal	$130.2	$145.8	$360.1	$389.7
Trump Plaza	71.2	78.9	204.2	211.3
Total	$201.4	$224.7	$564.3	$601.0

Net revenues
Trump Taj Mahal	$125.9	$139.7	$352.9	$377.3
Trump Plaza	72.4	76.9	200.6	206.0
Total	$198.3	$216.6	$553.5	$583.3

Income (loss) from operations
Trump Taj Mahal	$(61.8)	$ 28.8	$(35.8)	$ 66.0
Trump Plaza	10.8	11.8	14.8	17.2
Corporate and other	(51.2)	(6.2)	(63.9)	(24.0)
Total	$(102.2)	$ 34.4	$(84.9)	$ 59.2

Adjusted EBITDA
Trump Taj Mahal	$ 31.1	$ 37.0	$ 74.5	$ 88.3
Trump Plaza	15.5	16.9	29.3	31.8
Corporate and other	(4.9)	(6.1)	(17.3)	(23.6)
Total	$ 41.7	$ 47.8	$ 86.5	$ 96.5

Discontinued operations - Trump Marina
Gaming revenues	$ 52.9	$ 65.6	$160.2	$182.6
Net revenues	53.8	64.5	157.8	176.3
Depreciation and amortization	-	4.3	6.4	12.0
Goodwill and other asset impairment charges (1)	45.0	-	65.9	-
(Loss) income from discontinued operations before
income taxes and minority interest (2)	(38.8)	5.9	(63.9)	13.9

(1) Goodwill and other asset impairment charges during the three and nine months ended September 30, 2008 includes a $45.0 million estimated loss on disposal of Trump Marina.In addition, included in the nine months ended September 30, 2008 is an intangible asset impairment charge of $18.6 million related to Trump Marina trademarks and a goodwill impairment charge of $2.3 million.

(2) Loss from discontinued operations before income taxes and minority interest during the three and nine months ended September 30, 2008 includes $5.4 million of costs incurred in connection with the Trump Marina transaction, principally fees associated with the Second Amendment to our Credit Agreement.

TRUMP ENTERTAINMENT RESORTS, INC.
SELECTED FINANCIAL INFORMATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended September 30, 2008
	Income (Loss) FromOperations	Depreciation and Amortization	Goodwill and Other Intangible Asset Impairment Charges	Adjusted EBITDA
Trump Taj Mahal	$ (61.8)	$9.2	$ 83.7	$31.1
Trump Plaza	10.8	4.7	-	15.5
Corporate and other	(51.2)	0.2	46.1	(4.9)
Total	$ (102.2)	$ 14.1	$ 129.8	$41.7

	Three Months Ended September 30, 2007
	Income (Loss) FromOperations	Depreciation and Amortization	Goodwill and Other Intangible Asset Impairment Charges	Adjusted EBITDA
Trump Taj Mahal	$28.8	$8.2	$ -	$37.0
Trump Plaza	11.8	5.1	-	16.9
Corporate and other	(6.2)	0.1	-	(6.1)
Total	$34.4	$ 13.4	$ -	$47.8

	Nine Months Ended September 30, 2008
	Income (Loss) FromOperations	Depreciation and Amortization	Goodwill and Other Intangible Asset Impairment Charges	Adjusted EBITDA
Trump Taj Mahal	$ (35.8)	$ 26.6	$ 83.7	$74.5
Trump Plaza	14.8	14.5	-	29.3
Corporate and other	(63.9)	0.5	46.1	(17.3)
Total	$ (84.9)	$ 41.6	$ 129.8	$86.5

	Nine Months Ended September 30, 2007
	Income (Loss) FromOperations	Depreciation and Amortization	Goodwill and Other Intangible Asset Impairment Charges	Adjusted EBITDA
Trump Taj Mahal	$66.0	$ 22.3	$ -	$88.3
Trump Plaza	17.2	14.6	-	31.8
Corporate and other	(24.0)	0.4	-	(23.6)
Total	$59.2	$ 37.3	$ -	$96.5